SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Standard Commercial Corporation
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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( )  Fee paid previously with preliminary materials.

( )  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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




                                [Standard Logo]

                        STANDARD COMMERCIAL CORPORATION
                                2201 Miller Road
                         Wilson, North Carolina  27893

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 8, 1995



Dear Shareholder:

    You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Standard Commercial Corporation at the Wilson Country Club off West Nash Road in Wilson, North Carolina on Tuesday, August 8, 1995 at 12 noon to:

        (a)  elect four directors;

        (b) ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal 1996; and

        (c) transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on June 12, 1995 will be entitled to vote at the meeting.


                                            Sincerely,


                                            J. ALEC G. MURRAY
                                            President


June 29, 1995


    YOU ARE INVITED TO A LUNCHEON IMMEDIATELY FOLLOWING THE MEETING. IF YOU PLAN TO ATTEND, PLEASE COMPLETE AND RETURN THE ENCLOSED CARD DIRECT TO THE COMPANY OR TELEPHONE 919/291-5507 EXT 272. ENTRANCE TO THE WILSON COUNTRY CLUB OFF WEST NASH ROAD IS TWO MILES NORTHWEST OF THE INTERSECTION OF WARD BOULEVARD AND WEST NASH STREET IN WILSON.



  PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING YOUR PROXY IN THE ENVELOPE PROVIDED.



                        STANDARD COMMERCIAL CORPORATION

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 1995

    The accompanying proxy is solicited by the Board of Directors. A shareholder giving a proxy may revoke it at any time before it is exercised. Shareholders of record at the close of business on June 12, 1995 will be entitled to vote at the meeting or any adjournments thereof. It is expected that proxy material will be mailed on or about June 29, 1995.

                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation divide the Board of Directors into three classes as nearly equal in number as possible, each of which serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Three of the present directors, William S Barrack, Jr and J Alec G Murray, who were elected for three-year terms expiring at this Annual Meeting, and Charles H Mullen, who was elected by the directors in June 1995, have been nominated for three- year terms expiring at the Annual Meeting in 1998. One of the present directors, Daniel M Sullivan, who was elected by the directors in June 1995 has been nominated for the remainder of a term expiring at the Annual Meeting in 1997. Five of the present directors were elected for three-year terms expiring at the Annual Meetings in 1996 and 1997 and will remain in office.

    Each shareholder of record at the close of business on June 12, 1995 is entitled to one vote per share of common stock so held for the election of each of the persons nominated.

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

    The information that follows as to the principal occupations and directorships and the number of shares of the Company's common stock beneficially owned, directly or indirectly, has been furnished to the Company by such persons.


NAME, AGE AND YEAR                      PRINCIPAL OCCUPATION                           AS OF MAY 31, 1995
FIRST BECAME DIRECTOR                   DURING PAST FIVE YEARS                      SHARES OWNED   % OF CLASS

                              NOMINEES FOR TERMS EXPIRING IN 1998

William S. Barrack, Jr.      Retired; former Senior Vice President, Texaco Inc.,        1,039(1)     *
 Age 65, Director 1992        and director, Caltex Petroleum Corporation;
                              director, Consolidated Natural Gas Company and
                              International Executive Service Corps; and Board
                              of Visitors, University of Pittsburgh

Charles H. Mullen            Retired; former Chairman and Chief Executive                 200        *
 Age 67, Director 1995         Officer, The American Tobacco Company, and Vice
                               President and director, American Brands, Inc.

J. Alec G. Murray            President since April 1994 and Chief Executive           186,560(2)     2.1%
 Age 58, Director 1977        Officer since January 1991; previously served as
                              Vice Chairman, Executive Vice President and
                              Chief Financial Officer, and Chairman -
                              Wool Division

                              NOMINEE FOR TERM EXPIRING IN 1997

Daniel M. Sullivan           Retired; founder and former Chief Executive Officer,           -
 Age 71, Director 1995        Frost & Sullivan, Inc.; currently Chairman Jim Hjelms
                              Private Collections, Ltd. and director of four
                              private companies

                              DIRECTORS CONTINUING IN OFFICE UNTIL 1996

Marvin W. Coghill             Chairman of Tobacco Division; prior to April 1994,       380,944(3)     4.3%
 Age 61, Director 1974         President and Chief Operating Officer

William A. Ziegler            Formerly partner and presently consultant,                 3,379        *
 Age 70, Director 1985         Sullivan & Cromwell, attorneys

Thomas M. Evins, Jr.          Regional Manager - North & Central America Tobacco        99,253(4)     1.1%
 Age 55, Director 1992         Operations since Oct 1993; President, WA Adams
                                Company, a subsidiary acquired in June 1992

                              DIRECTORS CONTINUING IN OFFICE UNTIL 1997

Henry R. Grunzke              Commercial Director - Wool Division                        1,190        *
 Age 63, Director 1987

Ery W. Kehaya                 Chairman of the Board and
 Age 71, Director 1949         retired Chief Executive Officer                        2,756,662(5)   31.4%

 *  Less than one percent.
(1) Includes 510 shares owned by his wife.
(2) Includes 10,580 shares owned by his wife.
(3) Includes 819 shares owned by his wife and 2,483 shares held for his account by trustee of 401(k) Savings Plan.
(4) Includes 497 shares held for his account by trustee of 401(k) Savings Plan.
(5) Excludes 102,010 shares in a charitable remainder trust but, includes 50,576 shares owned by his wife and 568,829 shares (6.5%) held by Mr. Kehaya as trustee for his children as to which he disclaims beneficial ownership.

    There are no family relationships among any of the directors and executive officers except that Ery W. Kehaya is the father of Ery W. Kehaya II and Mark W. Kehaya, Vice Presidents of the Company.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth at May 31, 1995 the common stock owned beneficially, according to advice received by the Company, by each 5% or larger shareholder and by all officers and directors as a group:

Name and Address                      Shares Owned        % of Class

Ery W. Kehaya                          2,756,662(1)           31.4%
810 Saturn Street
Jupiter, Florida  33477-4456

Wellington Management Company             479,997(2)           5.5%
Boston, Massachusetts  02109

DIMON Incorporated                        866,370              9.9%
512 Bridge Street
Danville, Virginia  23212

All directors and officers as a group   3,913,314(3)          44.6%

(1) Includes 50,576 shares owned by spouse and 568,829 shares (6.5%) held by Mr. Kehaya as trustee for his children. Does not include 102,010 shares in charitable remainder trust created by Mr. Kehaya.
(2) The shares, including equivalents issuable upon conversion of 7 1/4% Convertible Subordinated Debentures due 2007, are owned by investment counseling clients of Wellington Management Company, which has shared voting or dispositive power.
(3) Includes 4,827 shares held by trustee of 401(k) Savings Plan, 67,837 shares owned by spouses and 595,600 shares (6.8%) held in trust or as a custodian for children.



                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for services in all capacities as of fiscal year ended March 31, 1995.

                                                  Annual Compensation                Long-Term Compensation
                                 Fiscal                              All Other           Restricted Stock
Name and Principal Position      Year        Salary      Bonus    Compensation(1)           Awards(2)

J. Alec  G. Murray               1995      $297,500      $   -0-       $   -0-              $   -0-
  President and                  1994       350,000          -0-           -0-               20,260
  Chief Executive Officer        1993       340,000       55,000           -0-                  -0-

Marvin W. Coghill                1995      $263,500      $   -0-       $ 3,000              $   -0-
  Chairman - Tobacco Division    1994       310,000          -0-         4,700               19,080
                                 1993       300,000       45,000         4,400                  -0-

Anthony A.D. Arrowsmith          1995      $174,700(3)   $   -0-       $   -0-              $   -0-
  Former Sr Vice President and   1994       224,200          -0-           -0-               12,900
  Chief Financial Officer        1993       201,300       45,200           -0-                  -0-

Thomas M. Evins Jr. - Regional   1995      $166,500      $   -0-       $ 3,000              $   -0-
  Manager - North & Central      1994       185,000          -0-         3,700               11,490
  America Tobacco Operations     1993       141,700(4)    30,000         1,700                  -0-

J. Anthony Johnston              1995      $171,100      $   -0-       $   -0-              $   -0-
  Chairman - Wool Division       1994       173,400          -0-           -0-                6,280
                                 1993       177,100       15,100           -0-                  -0-

(1) Employer contributions under the Company's 401(k) Savings Incentive Plan. Eligible employees in the United States may contribute the lesser of 18% of recognizable compensation or the maximum amount ($9,240 in calendar 1995) permitted under the Internal Revenue Code. Employee contributions are partially matched with employer contributions in the form of common stock of the Company. Noncash personal benefits for the persons named above did not exceed the lesser of $50,000 or 10% of the cash compensation reported.

(2) These awards were based on fiscal 1993 performance. The dollar values shown in this column were calculated by multiplying the number of shares issued by the closing market price ($15.50) of the Company's Common Stock on the date of issuance.

(3) By mutual agreement, Mr. Arrowsmith resigned from the Company effective January 31, 1995. In addition to annual compensation above, he received a severance payment of $291,150.

(4) Became employee June 1, 1992 upon acquisition of W. A. Adams Company. At March 31, 1993 his salary was at the rate of $170,000 per annum.

    The number and dollar values of restricted shares held at March 31, 1995 by the persons named in the table were as follows: Mr. Murray - 1320 shares ($17,655); Mr. Coghill - 1243 shares ($16,625); Mr. Arrowsmith - 840 shares ($11,235); Mr. Evins Jr. - 748 shares ($10,005); and Mr. Johnston - 409 shares ($5,470). Each recipient of restricted stock has all the rights, including voting and dividends, of other shareholders, subject to certain restrictions and forfeiture provisions.

RETIREMENT PLANS

    There is a Defined Benefit Pension Plan provided for participating employees in the United States who retire directly from the Company or who terminate service with vested rights. The Company pays the full cost of the Plan, determined on the basis of an independent actuarial valuation, into an independently maintained trust fund. Generally, full-time salaried employees who are at least 21 years old and have been employed for at least one year are covered by the Plan. The right to receive benefits under the Plan is 100% vested after five years of service. The monthly benefit payable upon retirement is based on average compensation for the three highest years multiplied by various factors for each year of service up to 40. The definition of compensation includes amounts deferred under the 401(k) Savings Incentive Plan and Pretax Medical Plans, but excludes bonuses and other awards. The benefit normally is computed in the form of a straight-life annuity, or the actuarial equivalent thereof under other options specified in the Plan. In addition, an immediate benefit is provided to the surviving spouse upon death of an active or disabled participant. The maximum annual benefit payable from this Plan is limited by Section 415 of the Internal Revenue Code to $120,000 in 1995.

    A nonqualified Supplemental Retirement Plan provides such benefits from the Company's general funds as would otherwise be provided under the above tax-qualified Plan except for Internal Revenue Code limitations on amounts which may be paid out of a tax-qualified Plan.

    The table below shows representative total annual retirement benefits payable to an employee retiring in 1995 under the above Plans for specified levels of compensation and years of service computed as a straight-life annuity at age 65.


   Average                  Years of Credited Service at Age 65
Compensation    15         20         25         30        35          40
  $100,000   $23,300    $31,100    $34,900    $46,700    $53,200    $56,900
   150,000    36,500     48,600     60,800     72,900     83,200     88,800
   200,000    49,600     66,100     82,600     99,200    113,200    120,700
   250,000    62,700     83,600    104,500    125,400    143,200    152,600
   300,000    75,800    101,100    126,400    151,700    173,200    184,400
   350,000    89,000    118,600    148,300    177,900    203,200    216,300
   400,000   102,100    136,100    170,100    204,200    233,200    248,200

    There is a noncontributory pension plan in the United Kingdom which provides benefits generally similar to the United States Plan described above. Messrs. Murray and Johnston are members of the UK plan.

    As of March 31, 1995, for pension calculation purposes, Messrs. Murray, Coghill and Johnston had 26, 37 and 3 years of Credited Service, respectively. The compensation covered by the Retirement Plans in 1995, 1994 and 1993 for each executive officer listed in the Summary Compensation Table, other than Mr. Evins, is equal to the amount shown as salary in the Table. Mr. Evins is presently not a participant in either the Pension or Supplemental Retirement Plans.

PERFORMANCE IMPROVEMENT COMPENSATION PLAN

    On August 11, 1992 the shareholders of the Company approved the adoption of a Performance Improvement Compensation Plan (the "Plan") which is administered by the Compensation Committee of the Board of Directors. The Plan allows the grant of a number of different types of equity based compensation vehicles. Awards under the Plan may be made to participants in the form of incentive stock options, nonqualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares and deferred stock. A maximum of 500,000 shares of Common Stock may be issued under the Plan. To date provision has been made solely for the grant of restricted stock awards.

    The restricted stock awards granted are subject to forfeiture for a period of seven years if a recipient's employment is terminated other than because of death, disability or retirement after age 62 under certain conditions. The Compensation Committee may also waive the restriction. The recipient of an award may vote the stock and is entitled to cash dividends.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The committees established by the Board of Directors to assist it in the discharge of its responsibilities are an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Executive Committee consists of J. Alec G. Murray and Marvin W. Coghill. This committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the last fiscal year, the committee acted on various matters by unanimous written consents.

    The Audit Committee, which met five times during the last fiscal year, consists of William S. Barrack, Jr., Charles H. Mullen, Daniel M. Sullivan and William A. Ziegler, none of whom have been employees of the Company. This committee is primarily concerned with assisting the Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of the Company's public accountants, the integrity of management and the adequacy of disclosure to shareholders. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of the Company's internal systems of financial control and accounting policies followed by the Company.

    The Compensation Committee, which met five times during the last fiscal year, consists of William A. Ziegler, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan. No current officer of the Company serves on the Committee and there are no interlocking relationships. This committee is primarily concerned with administering the Performance Improvement Compensation Plan, determining compensation of officers and oversight of the Company's pension plans.

    The Nominating Committee, which met four times during the last fiscal year, consists of William A. Ziegler, Marvin W. Coghill and J. Alec G. Murray. This committee is primarily concerned with recommending to the full Board of Directors candidates for election as directors. The Committee will consider candidates recommended by shareholders. Such recommendations should be sent to the Nominating Committee, c/o Guy M. Ross, Secretary, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893.

    The Board of Directors held eight meetings during the last fiscal year. Each director attended at least 75% of the meetings of the Board and its committees on which the director served.

                             SECTION 16 COMPLIANCE

   The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by directors and executive officers. To the best of the Company's knowledge and belief, there were no late filings during fiscal 1995.

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $15,000 for serving on the Board of Directors and $10,000 for serving on Committees of the Board, plus a fee of $750 for each meeting of the Board and $250 for each Committee meeting attended. On retirement after at least five years service as a nonemployee Director, they receive annually for the number of years equaling their years of service as a nonemployee director one half the retainer in effect at the time of retirement. In addition to director's compensation, Mr. Kehaya receives $35,000 per annum for serving as Chairman of the Board.

                         COMPENSATION COMMITTEE REPORT

The compensation of the executive officers is determined by the Compensation Committee.

COMPENSATION OBJECTIVES

    In determining the total compensation of an executive officer the Committee has in mind the necessity of attracting and retaining exceptionally competent employees and motivating them to achieve maximum profitability of the Company. Compensation paid comparable executive officers by competitors is taken into account, along with performance of the Company and the individual and of the activities for which he is responsible.

COMPENSATION ARRANGEMENTS

    Apart from benefits, which are dealt with in the accompanying tables, an executive officer's total compensation consists of base salary, cash bonus and awards of restricted shares of the Company's common stock under the Performance Improvement Compensation Plan.

  BASE SALARY. In determining base salaries for the executive officers, the Committee examines available reports regarding salaries paid by competitors and in industry generally and considers the executive officer's responsibilities, the past and present performance of the Company and the individual and of the activities for which he is responsible, and future potential.

  CASH BONUS. The same factors considered in determining base salaries are considered in determining cash bonuses paid to executive officers although somewhat more weight is given to immediate past performance of the individual and the activities for which he is responsible than in determining base salaries. No cash bonuses were paid for fiscal 1994.

  RESTRICTED STOCK. At the annual meeting on August 11, 1992 the shareholders approved the Performance Improvement Compensation Plan (the "Plan"), authorizing the Committee to make effective for designated employees various arrangements based on shares of Company stock. On June 14, 1993 the Committee adopted the Restricted Stock Plan (the "RSP") as a means of awarding those employees, to the extent certain performance objectives are met, restricted shares of the Company's common stock pursuant to the Plan. In doing so, the Committee had in mind not only the objectives generally applicable to the Company's compensation arrangements, but causing participating employees to own more shares of the Company's stock than might otherwise be the case and to identify more closely with shareholder interests. The Company's executive officers are among those who have been designated as eligible to participate. The RSP calls for awards of restricted stock being made on the basis of overall Company performance in terms of return on shareholders' equity. No awards are made on account of a year in which return on shareholders' equity is not at least equal to a threshold figure. The Committee establishes a target return on shareholders' equity for the year and the pool that will be available if that target is achieved. Correspondingly more or fewer shares are awarded to the extent the target is exceeded or not achieved. The Committee has the discretion to adjust awards because of changed conditions or for other reasons. Shares awarded pursuant to the Plan remain restricted for seven years, except in the case of recognized exceptions. No restricted shares were awarded for fiscal 1994.


CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In determining Mr. Murray's base salary for the last fiscal year, the Committee took into consideration primarily the base salaries paid to chief executive officers by the Company's principal competition and an appropriate relationship between Mr. Murray's base salary and those of the executive officers reporting to him.

    Although no executive officer of the Company received compensation in fiscal 1995 in excess of the $1 million deductability threshold established by Section 162(m) of the Internal Revenue Code, the Committee will continue to consider the deductibility and performance-based compensation issues raised by Section 162(m).

    This report has been provided by the Compensation Committee: William A. Ziegler, Chairman, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan.

                               PERFORMANCE GRAPH

    The following graph compares total return, including reinvestment of dividends, on the Company's Common Stock to the total returns of the Standard & Poor's 500 Stock Index and a Composite Group Index (as defined below) for the last five fiscal years ending March 31, 1995. The comparison assumes a $100 investment on March 31, 1990 in (1) Standard Commercial Common Stock, (2) the Standard & Poor's 500 Index and (3) the Composite Group Index, and shows in each case the change in stock price and dividends paid (assuming dividend reinvestment) over the ensuing five years.


                        (PERFORMANCE GRAPH APPEARS HERE)

                       1990    1991    1992    1993    1994    1995
Standard Commercial    $100    $127    $280    $255    $156    $138
S&P 500                $100    $114    $127    $146    $149    $172
Composite Group        $100    $104    $177    $178    $152    $137


  NOTE: The past performance shown in the graph above is not necessarily indicative of future performance.

    The Composite Group Index combines the weighted total return, based on the average month-end market capitalization, of the other three publicly traded leaf tobacco dealers (Dibrell Brothers, Incorporated; Monk-Austin, Inc. and Universal Corporation) and Forstmann & Co., Inc. as being representative of the wool industry. The Composite Group Index is calculated by adding the products of 70% times the total return of the other three leaf dealers and 30% times Forstmann's total return. The 70:30 ratio approximates the Company's average business in each segment during the past five years. Effective April 1, 1995 Dibrell and Monk-Austin merged to become DIMON Incorporated.

    Anything to the contrary notwithstanding in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report and Performance Graph shall not be incorporated by reference into any such filings.

                         TRANSACTIONS WITH MANAGEMENT

    Commencing in the latter part of 1994, the Company was engaged in negotiations to restructure its worldwide revolving credit facilities. Completion of these negotiations required changes in certain provisions of the Senior Note Agreements dated July 1, 1988, as amended. However, the insurance companies holding the promissory notes ("Senior Notes") issued pursuant to the Senior Note Agreements were unwilling to make the necessary changes and the Company was not in a position to repay the balance due upon these notes.

    To enable the Company to complete its credit restructuring, Ery W. Kehaya, Chairman of the Board, agreed to purchase the Senior Notes, delete a number of restrictions imposed upon the Company by the Senior Note Agreements and release certain collateral for credit facilities in the United States and Europe.

    Mr. Kehaya purchased the Senior Notes for $3,668,000, which represented the existing principal outstanding and the Company is now obligated to him in that amount. Mr. Kehaya agreed to amend and extend the Senior Notes so that the Company will be able to repay them in fourteen quarterly installments commencing December 31, 1995. The amount of each installment will be the same as the installment of principal Mr. Kehaya must pay NationsBank N.A. (Carolinas) in repayment of the monies he borrowed to purchase the Senior Notes. Interest on the Senior Notes is now at the same rate as the interest payable by Mr. Kehaya to NationsBank.

                            VOTING RIGHTS AND PROXY

    On May 31, 1995, the Company had outstanding 8,768,557 shares of common stock, all of one class and each share entitled to one vote. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. A proxy may be revoked by the shareholder at any time before it is voted.

    The election of directors requires a plurality of the votes cast and the appointment of the Company's auditors requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and votes withheld, as well as broker nonvotes will be counted only in determining the presence of a quorum.

    Unless a shareholder specifies otherwise in a proxy, it will be voted FOR the election as director of the four nominees listed under the caption "Election of Directors" herein and FOR approval of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of Deloitte & Touche, LLP audited the financial statements of the Company in 1995 and, subject to shareholder ratification, the Board of Directors has reappointed this firm as the Company's Independent Public Accountants for fiscal 1996. Representatives of Deloitte & Touche, LLP will be present at the Annual Meeting, and will have an opportunity to respond to questions relating to their audit of the Company's financial statements and to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company before March 1, 1996. In addition, the Company's Bylaws require that shareholders give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies in person or by telephone.

    At the time of mailing this Proxy Statement, the management is not aware of any matters not referred to herein to be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.



                                             Guy M. Ross
June 29, 1995                                Secretary

                        STANDARD COMMERCIAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Guy M. Ross, Keith H. Merrick and Hampton R. Poole, Jr., proxies, each with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of STANDARD COMMERCIAL CORPORATION to be held at the Wilson Country Club off West Nash Road in Wilson, North Carolina, on August 8, 1995 and at any adjournments thereof.

(1) ELECTION OF DIRECTORS:   [] FOR all nominees listed below   [] VOTE WITHHOLD

    (INSTRUCTION: TO WITHHOLD VOTE FOR INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THE NAME(S) IN THE LIST BELOW.)

    Three-year terms expiring in 1998:    William S. Barrack, Jr., Charles H.
    Mullen and J. Alec G. Murray

    Two-year term expiring in 1997:      Daniel M. Sullivan

(2) Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for fiscal 1996.
                     [] FOR      [] AGAINST      [] ABSTAIN

(3) In the discretion of such proxies, upon such other business as may properly come before the meeting.

                (Continued, and to be signed on the other side)

                        (Continued from the other side)
    A MAJORITY OF SAID PROXIES OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACT, OR IF ONLY ONE SHALL BE PRESENT AND ACT, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID PROXIES HEREUNDER.

                                                Dated ___________________, 1995


                                                         [Signature(s)]

                                                         [Signature(s)]

                                              Please date and sign as name(s)
                                              appear hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing on behalf of a
                                              corporation, partnership, estate,
                                              trust or other shareholder, state
                                              your capacity or otherwise
                                              indicate that you are authorized
                                              to sign.

NOTE: PLEASE COMPLETE, SIGN AND RETURN AS SOON AS POSSIBLE IN ENCLOSED ENVELOPE.